Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82422) of CBS Corporation of our report dated June 26, 2007, relating to the Financial Statements of the CBS 401(k) Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

June 28, 2007